UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2014

bluebird bio, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35966	13-3680878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA	02141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (339) 499-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2014, bluebird bio, Inc. (“bluebird”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) by and among bluebird, Precision Genome Engineering, Inc. (“Pregenen”), the equityholders named therein (the “Sellers”), and Andrew Scharenberg, M.D., as the representative of the Sellers. On the same date, the parties consummated the transaction, pursuant to which the Sellers sold, and bluebird purchased, all of Pregenen’s outstanding capital stock (the “Transaction”), in exchange for 408,667 unregistered shares of bluebird common stock and the payment, or assumption of, approximately $4.9 million of current liabilities and transaction expenses. The consideration for the Transaction also includes an additional 94,118 shares of bluebird common stock that will held back by bluebird for a period of 18 months and may be used to settle certain claims for indemnification for breaches or inaccuracies in Pregenen’s representations and warranties, covenants, and agreements. The total consideration paid by bluebird at closing of the transaction is subject to certain post-closing adjustments upward or downward to reflect the working capital of Pregenen as of closing. If the consideration is adjusted upward, bluebird will issue additional shares of common stock to satisfy this obligation. The Purchase Agreement also provides for up to $135.0 million in future contingent cash payments by bluebird upon the achievement of certain preclinical, clinical and commercial milestones related to the Pregenen technology, of which $15.0 million relates to short-term preclinical milestones, $20.1 million relates to clinical milestones, and $99.9 million relates to commercial milestones.

The Transaction and the Purchase Agreement were approved by bluebird’s board of directors and the board of directors and stockholders of Pregenen. The Purchase Agreement contains customary representations, warranties, and covenants by each of the parties. The Purchase Agreement also provides that the Sellers will indemnify bluebird for breaches of the warranties and covenants of the Sellers, as well as certain other specified matters, subject to certain limitations set forth therein, including, among other things, limitations on the period during which bluebird may make certain claims for indemnification and limitations on the amounts for which such Sellers may be liable. The Purchase Agreement further provides that bluebird will be entitled to offset any indemnifiable losses against certain of the future contingent payments. In addition, bluebird has agreed to file a registration statement with the Securities and Exchange Commission to register the shares issued pursuant to the Purchase Agreement within thirty days of closing.

The foregoing description of the Purchase Agreement does not purport to be a complete statement of the parties’ rights under the Purchase Agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and incorporated by reference herein.

The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about bluebird or Pregenen. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of bluebird or Pregenen or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Items 1.01 and 2.01 above is incorporated herein by reference.

The shares of bluebird common stock issued pursuant to the Purchase Agreement were offered and sold in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure

On June 30, 2014, bluebird bio, Inc. issued a press release announcing that it had entered into the Purchase Agreement and closed the Transaction. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in Item 7.01 of this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of June 30, 2014, by and among bluebird bio, Inc., Precision Genome Engineering, Inc., the Equityholders named therein, and Dr. Andrew Scharenberg, M.D. as the representative of the Equityholders.

99.1	Press release issued by bluebird bio, Inc. on June 30, 2014.

*	Schedules, exhibits, and similar supporting attachments or agreements to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. bluebird bio agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2014	bluebird bio, Inc.

	By:	/s/ Jason F. Cole
Jason Cole
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of June 30, 2014, by and among bluebird bio, Inc., Precision Genome Engineering, Inc., the Equityholders named therein, and Dr. Andrew Scharenberg, M.D. as the representative of the Equityholders.

99.1	Press release issued by bluebird bio, Inc. on June 30, 2014.

*	Schedules, exhibits, and similar supporting attachments or agreements to the Stock Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. bluebird bio agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.